Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Fidelity National Financial, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements, and all related financial statement schedules, and the effectiveness of internal control over financial reporting incorporated by reference herein.
Our reports on the Consolidated Financial Statements and all related financial statement schedules refer to a change, effective January 1, 2007, in the method of accounting for uncertain tax positions. Our report dated March 2, 2009, on the effectiveness of internal control over financial reporting as of December 31, 2008, contains an explanatory paragraph regarding the acquired LFG Underwriters that are excluded from management’s assessment and our evaluation of the effectiveness of Fidelity National Financial, Inc.’s internal control over financial reporting as of December 31, 2008.
/s/ KPMG LLP
March 2, 2009
Jacksonville, Florida
Certified Public Accountants